Exhibit 99.1

WREN, INC. – COMMON STOCK

  SUBSCRIPTION AGREEMENT

Investment

I desire to purchase   ___________________________   shares of Wren, Inc at $0.05 per share for a total of $ _____________________________

Make Checks Payable to:

Escrow Specialists, Wren, Inc., Escrow Account

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired.  All correspondence will go to the Investor Residence Address

Investor 1 (First, Middle I., Last):

_________________________________________________________________________________________________________________________

Investor 2 (First, Middle I. Last):

_________________________________________________________________________________________________________________________

Registration for the Investment (how the investment should be titled):

_________________________________________________________________________________________________________________________

Investor Residence Address 1:

Check one of the following:

__________________________________________________________________

[     ]

U.S. Citizen

Investor Residence Address 2:

[     ]

Resident Alien

__________________________________________________________________

City,

    State

    ZIP Code

[     ]

Foreign Resident; Country ________

__________________________________________________________________

[     ]

U.S. Citizen residing outside the U.S.

Enter the taxpayer identification number.  For most individual taxpayers, it is their Social Security Number.  Note: If the purchase is in more than one name, the number should be that of the first person listed.  For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the

Taxpayer Identification Number for the plan.

Social Security Number

Taxpayer Identification Number (if applicable)

__________________________________________

_______________________________________

Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)

_________________________________________________________________________________________________________________________

Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor 1

________________________________________

Date:_____________________________________

Authorized Signature of Investor 2

________________________________________

Date:_____________________________________

Company’s Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ____________ day of ________________, _____

___________________________________

Authorized Representative of the Company